Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2023, relating to the financial statements of Aramark Uniform Services, a business of Aramark, appearing in Vestis Corporation’s Registration Statement on Form 10 (Commission File No. 001-41783).
/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
October 2, 2023